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                                                                   EXHIBIT 10.44

                               AGREEMENT OF LEASE

      THIS AGREEMENT OF LEASE made as of 1st day of March, 1994, between Jubilee Limited Partnership, a(n) Ohio limited partnership (the "Landlord"), and Value City Department Stores, Inc., a(n) Ohio Corporation (the "Tenant").

      1. Basic Lease Provisions and Premises.

      (a)  Basic Lease Provisions.

           (i)    Name of Shopping Center: The Crossing at Hobart

           (ii)   Leasable Area of Premises: 95,086 sq. ft.

           (iii)  Gross Floor Area of Shopping Center: 952,960 sq. ft

           (iv)   Tenant's Proportionate Share of Common Area
                  Expense: 9.97 Percent

           (v)    Tenant's Proportionate Share of Real Estate
                  Taxes: 9.97 Percent

           (vi)   Primary Lease Term: 15 years

           (vii)  Annual  Fixed  Rent:  Years 1-5   $404,115.50
                                        Years 6-10  $427,887.00
                                        Years 11-15 $451,585.00

           (viii) Monthly  Installment of Fixed Rent:  Years 1-5   $33,676.29
                                                       Years 6-10  $35,657.25
                                                       Years 11-15 $37,632.09

           (ix)   Renewal Lease Term: Two (2), Five (5) year renewal terms

           (x)    Annual Fixed Rent During Renewal Term: Years 16-20 $475,430.00
                                                         Years 21-25  $499,201.5

           (xi)   Monthly  Installment of Fixed Rent During Renewal
                  Term: Years 16-20 $39,619.17
                        Years 21-25 $41,600.13

      (b) Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the premises containing approximately 95,086 square feet and known as Value City Department Store space and outlined in red on the site plan attached to this Lease as Exhibit "A" and made a part hereof (the "Site Plan"), together with all improvements now or to be constructed thereon, and all easements, rights, privileges and interests appurtenant thereto (collectively referred to as the "Premises"). The Premises constitute a portion of a shopping center known as The Crossing at Hobart (the "Center"). Landlord represents and warrants to Tenant that the Premises and Center are substantially shown on the Site Plan, including all rights of access, ingress and egress, at the point shown on the Site Plan, in, to, from and over any and all streets, ways or alleys adjoining the Center. The real property comprising the Center is more particularly described on Exhibit "B", attached hereto and made a part hereof.

      (c) Landlord also grants to Tenant, its customers, employees, licensees, invitees and subtenants a non-exclusive easement in common with the other tenants of the Center for the use of all parking areas, driveways, outdoor lighting facilities, sidewalks, service areas, landscaped areas (including all landscaped areas adjacent to the Premises) footpaths, corridors and the other areas intended for the non-exclusive use of the tenants of the Center (collectively referred to as the "Common Areas"). Tenant shall also have the right to use, on a non-exclusive basis with other tenants of the Center, the areas, if any, on real estate adjacent to the Center and shown on the Site Plan. Landlord covenants, represents and warrants that, during the Lease term, there shall be reasonably adequate sidewalks, driveways and roadways for automotive and pedestrian ingress and egress to and from Tenant's Premises and adjacent public streets and highways.

      2. Site Plan. The Landlord covenants that the Center is or shall be developed in accordance with the Site Plan and that it shall be used as a retail shopping center throughout the term of this Lease. The Landlord may not modify or replace the Site Plan without the prior written consent of the Tenant, which consent shall not be unreasonably withheld or delayed. No such modification or replacement shall (i) reduce the ratio of parking spaces to gross leasable area of buildings in the Center shown on the Site Plan, (ii) reduce or rearrange the parking spaces

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cross-hatched on the Site Plan, (ii) interfere with truck access to the loading doors of the Premises, (iv) interfere with customer access to the Premises or the parking areas closest to the Premises, (v) interfere with the visibility of the Premises from the roads providing direct access to the Center or (vi) result in the construction of any buildings in the area designated "No Build Area" on the Site Plan.

      3. Term.

      (a) Subject to the terms and provisions of paragraph 28 hereof, the "Commencement Date" of this Lease shall be the date on which the Landlord receives written notice from the Tenant that the conditions to this Lease as set forth in paragraph 28 have been satisfied or waived by Tenant, which date shall not be later than two hundred and seventy-nine (279) days after the date of this Lease.

      (b) The construction term (the "Construction Term") of this Lease shall begin on the Commencement Date and end on the "Rent Commencement Date" (as hereinafter defined). During the Construction Term, the Tenant shall proceed to renovate the Premises and to install and construct in the Premises certain additional improvements, as provided in paragraph 8 hereof.

      (c) The initial term (the "Initial Term") of the Lease shall (i) commence on the date on which the Tenant opens for business in the Premises, but in no event later than December 31, 1994 (the "Rent Commencement Date") and (ii) end on the last day of the fifteenth (15th) full Lease Year. The term "Lease Year" shall mean a period of twelve consecutive calendar months. The first Lease Year during the term hereof shall commence on the first day of the first February following the Rent Commencement Date. Each subsequent Lease Year shall begin on the anniversary of the first Lease Year.

      (d) The Tenant shall have two (2) consecutive separate options to extend the term of this Lease for successive renewal terms of five (5) Lease Years each. The Tenant may exercise each such renewal option by giving written notice to the Landlord at least ninety (90) days prior to the end of the then current term or renewal term; provided, however, that if the Tenant fails to exercise any renewal term option, the Tenant's rights to exercise the option shall not expire until thirty (30) days after written notice to the Tenant from the Landlord of the Tenant's failure to exercise said option.

      (e) The Construction Term, Initial Term and any renewal terms are hereinafter collectively referred to as the "term".

      (f) Beginning on the date of this Lease and ending on the Commencement Date, the Tenant, its employees and agents shall have the right to enter the Premises or any part thereof at reasonable times during regular business hours for the purpose of making such inspections as the Tenant may deem reasonably necessary; provided that (i) such entry does not interfere with the business, if any, being operated in the Premises, and (ii) the Tenant shall restore the Premises to substantially the same condition as existed on the date of this Lease. In consideration of the Tenant's right to inspect the Premises, the Tenant agrees to indemnify, defend and hold the Landlord harmless from any and all loss, damage, claims, costs, demands or expenses (including reasonable attorney's fees and litigation costs) resulting from such entry on the Premises by the Tenant or its agents.

      4. Rent.

      (a) During the Initial Term and any renewal term hereof, the Tenant agrees to pay to the Landlord annual base rent in the amounts and for the periods set forth below.

                  Annual Rent
                  -----------
Period     Per Sq.Ft.    Annual Rent   Monthly Rent
------     ----------    -----------   ------------
1-5          $4.25       $404,115.50   $  33,676.29
6-10         $4.50       $427,887.00   $  35,657.25
11-15        $4.75       $451,585.00   $  37,632.09

      (b) Such rent shall be payable in advance in equal monthly installments payable on the first day of each calendar month during the term hereof, commencing on the first day of the first full calendar month following the Rent Commencement Date. All payments of rent shall be made to the Landlord at the address specified in paragraph 35 hereof or as the Landlord otherwise notifies the Tenant in writing.

      (c) If, at any time or times during the term, the Premises are remeasured and it is determined from such remeasurement that the gross leasable square footage of the Premises as set forth in paragraph 1 of this Lease is incorrect, the annual rent shall be adjusted to equal the product of the actual gross leasable square footage of the Premises multiplied by the applicable amount of annual rent per square foot as set forth in subparagraph (a) above. Upon the request of either party, an Addendum to this Lease shall be executed setting forth the actual gross leasable square footage of the Premises.

      (d) Beginning with the first Lease Year, the Tenant shall pay to the Landlord, in addition to the minimum rental, an annual percentage rent in the amount, if any, by which the Tenant's "Gross Sales" (as hereinafter defined) during each Lease Year, multiplied by two percent (2%), exceed the "Sales Base" for such Lease Year. The Sales Base for any Lease Year shall equal (i) the base rent payable for such Lease Year divided by (ii) two (2%) percent. The annual percentage rent shall be paid by the Tenant to the Landlord within sixty (60) days after the end of each Lease Year. Each such payment shall be accompanied by a statement signed by an authorized representative of the Tenant setting forth the Tenant's Gross Sales for each Lease Year. For purposes of permitting verification by the Landlord of the Gross Sales reported by the Tenant, the Landlord shall have the right, upon not less than five (5) days notice to the Tenant, to audit the Tenant's books and records relating to the Gross Sales for a period of two (2) years after the end of each Lease Year. If such an audit reveals that the Tenant has understated its Gross Sales by more than three percent (3%), the Tenant, in addition to paying the additional percentage rent due, shall pay the cost of the audit.

      Within thirty (30) days after the end of each month during the term hereof, the Tenant shall deliver to the Landlord a statement signed by an authorized representative of the Tenant setting forth the Gross Sales during such month.

      "Gross Sales" shall mean the aggregate amount, expressed in dollars, of all sales of goods, whether made in full or discount prices or for cash or credit, made in, on, or from the Premises by the Tenant, provided, however, that the following shall be excluded from Gross Sales: (i) all credit, refunds, and allowances granted to customers; (ii) all excise taxes, sales taxes, and other taxes levied or imposed by any governmental authority upon or in connection with such sales; (iii) bulk sales of goods in connection with the sale of the Tenant's business; (iv) sales of fixtures, furniture and equipment not made in the ordinary course of business; (v) sales of cigarettes and other tobacco products; (vi) discount sales made to employees of the Tenant and the Tenant's subsidiaries and affiliated corporations, if any; (vii) exchanges of merchandise between the Tenant's warehouse or other stores and other similar movements of merchandise; (viii) returns to suppliers; (ix) the proceeds from vending machines and coin operated telephones and commissions on such proceeds to the extent such proceeds and commissions are less than five percent (5%) of Gross Sales exclusive of such proceeds and commissions; (x) uncollectible customer charges and bad checks; (xi) disallowed amounts and discount payments for credit card charges; (xii) delivery charges; (xiii) finance charges paid directly to Tenant (which shall not include credit card fees); (xiv) customer credit insurance; (xv) extended product warranty fees.

5. Taxes.

      (a) "Real Estate Taxes" means all general and special real estate taxes, special assessments and other ad valorem taxes, rates, levies and assessments paid upon or with respect to the Premises, or, if the Premises is not separately assessed for such purposes, the tax parcels comprising the Center, for a calendar year or portion thereof to any governmental agency or authority and all taxes specifically imposed in lieu of any such taxes. Nothing contained in this Lease shall require the Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy, business or transfer tax of the Landlord, or any income, profits, gross receipts or renewal tax.

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      (b) Except as provided in subparagraph (c) below, the Landlord shall pay, as and when they become due, all Real Estate Taxes payable upon or with respect to the Center. The Landlord shall pay or cause the payment of all Real Estate Taxes before any fine, penalty, interest or cost may be added thereto, become due or be imposed by operation of law for the nonpayment or late payment thereof. Should the Landlord fail to pay such Real Estate Taxes or any part thereof, the Tenant shall have the right, at its sole election, after written notice to the Landlord in accordance with paragraph 35, to cure such failure by payment of the Real Estate Taxes and any interest and penalties due thereon and may deduct the cost thereof, plus interest at the rate of ten percent (10%) per annum (the "Default Rate"), from the next installment(s) of base rent and other charges due hereunder. In no event shall the Tenant be liable for any discount forfeited or penalty incurred as a result of late payment by another tenant. The Landlord shall remain primarily responsible for such payment of Real Estate Taxes notwithstanding the fact that such payment may be made by a tenant of the Center or other third party pursuant to an agreement to which the Tenant is not a party.

      (c) If the Premises are separately assessed for Real Estate Taxes, the Tenant shall pay, within thirty (30) days after invoice thereof (but not more than forty-five (45) days prior to the due date thereof), all Real Estate Taxes payable upon or with respect to the Premises. Should the Tenant fail to pay such Real Estate Taxes or any part thereof within thirty (30) days after invoice therefor (but not more than forty-five (45) days prior to the due date thereof), the Landlord shall have the right, at its sole election, after written notice to the Tenant in accordance with paragraph 26, to cure such failure by payment of such Red Estate Taxes. Any such amount(s) paid by the Landlord shall constitute additional rent due hereunder and shall bear interest at the Default Rate until the Landlord is reimbursed for such amounts. Tenant shall only be liable for interest and penalties thereon to the extent arising after such thirty (30) day payment period but prior to the payment of such Real Estate Taxes by Tenant to Landlord.

      (d) If the Premises are not separately assessed for Real Estate Taxes, the Tenant shall reimburse the Landlord for the Tenant's pro rata share of the Real Estate Taxes payable upon or with respect to the Center exclusive of any penalties or late charges within thirty (30) days after the Tenant's receipt of the Landlord's statement therefor (but not more than forty-five (45) days prior to the due date thereof), accompanied by the tax bill on which such statement is rendered. The Tenant's pro rata share of the Real Estate Taxes shall be calculated by multiplying the total tax assessed, net of any early payment discounts available from the taxing authority at the time the Tenant's payment is due, by a fraction, the numerator of which is the gross leasable square footage of the Premises and the denominator of which is the total gross leasable square footage of all buildings in the Center. Changes in applicable floor areas in the Premises or in the Center shall result in corresponding pro rata adjustments. Real Estate Taxes shall be prorated as of the Rent Commencement Date and the expiration or earlier termination of this Lease, and, if applicable, the Landlord shall promptly return to the Tenant any overpayment made by the Tenant.

      (e) Landlord shall deliver to Tenant copies of all notices of proposed increases in Taxes or proposed revaluation of any property that is included in the calculation of Tenant's proportionate share of Taxes in time to permit:
Tenant to contest such proposed increases or revaluation. If the Tenant disputes the amounts of any Real Estate Taxes, it may contest and defend, and conduct any necessary proceedings to avoid, such disputed taxes or assessments, and the Landlord shall cooperate with the Tenant in contesting the validity or amount of such taxes, including joining in the signing of any protests or pleadings that the Tenant may deem reasonably advisable to file. Any rebate made on account of any Real Estate Taxes attributable to the Premises shall belong to, and be paid to, the Tenant. During any such contest, the Tenant agrees to prevent any public sale, foreclosure or any divesting thereby of the Landlord's title to the Premises.

      (f) Any special assessments for benefits on or to the Center installed following the Commencement Date shall be included in Real Estate Taxes. (Predevelopment and development assessments and impact fees shall not be included in Real Estate Taxes or in other pro rata charges to Tenant.) Landlord agrees to elect the longest period available under law for payment of such assessments. Landlord agrees that such assessments shall be amortized to Tenant over a term not less than ten (10) years, and that any unamortized assessment remaining at the end of the Lease term shall be borne by Landlord. If special assessments are permitted to be paid in

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installments, and if the payment of such installments are permitted to be paid over a period in excess of ten (10) years, then there shall be included in Real Estate Taxes for any fiscal year only the amount of the installment of such assessment that would result had Landlord elected to pay such assessment over the maximum number of installments permitted by law to be paid without interest or penalties. Such installments shall be in lieu of amortizing. Landlord will not submit improvements to a special improvements district without Tenant's prior written consent unless such submission shall not result in any charges to Tenant for such improvements.

      6. Utilities. The Tenant shall pay all utility charges and deposits required to establish accounts for gas, heat, light, water, sewer, electricity, garbage and other utility use services supplied to the Premises during the term of this Lease. The Premises shall be separately metered by Landlord for such charges. In the event of any assignment or subletting of a portion of the Premises by the Tenant then, at the Tenant's option, such assignment or subletting shall provide that either (i) such portion of the Premises shall be separately metered for such charges or (ii) the subtenant or assignee shall be required to pay its pro rata share of such expenses (which pro rata share shall be the amount of such costs multiplied by a fraction, the numerator of which shall be the number of gross leasable square feet in that portion of the Premises that is assigned or sublet, and the denominator of which shall be the gross leasable square footage of the Premises).

      7. Use.

      The Tenant shall have the right to use the Premises for any retail purpose excluding only those uses set forth in Exhibit "C", attached hereto and made a part hereof (but only for so long as they remain in effect and have not been otherwise waived in writing by the parties benefited thereby). The Landlord represents and warrants to the Tenant that the Premises are properly zoned for Tenant's stated use and that all use restrictions are set forth in Exhibit "C" hereof and that the Tenant's use of the Premises as a off price department store does not violate any such use restrictions. The Tenant shall not permit or suffer the use of the Premises for any unlawful purpose.

      8. Landlord and Tenant's Work. The Landlord agrees to provide, at its expense, the improvements to the Premises described on Exhibit "D", attached hereto and made a part hereof (the "Landlord's Work"). If the Landlord does not commence construction of the Landlord's Work on or before July 1, 1994 (time being of the essence) or if the Landlord's Work shall not be substantially completed on or before December 31, 1994 (time being of the essence) the Tenant shall have the right, at its election, to either (i) cancel and terminate this Lease, or (ii) continue the Lease in which event the annual rent due hereunder shall be adjusted so that, after the Rent Commencement Date, the Tenant shall receive two (2) days free rent for each day the substantial completion of the Premises is delayed. The Landlord's Work shall be deemed "substantially completed" when all of the Landlord's Work has been completed except for punch list items that do not affect the Tenant's use or the appearance of the Premises. The Tenant agrees to provide, at its expense, after the completion of Landlord's Work, the improvements to the Premises described on Exhibit "E", attached hereto and made a part hereof (the "Tenant's Work"). The Landlord's Work and the Tenant's Work shall be done in a good and workmanlike manner and in accordance with plans and specifications approved by the other party, which approval shall not be unreasonably withheld or delayed, and shall be in compliance with all applicable building codes, laws, ordinances and regulations. The plans and specifications delivered for approval to the Tenant and the Landlord, as applicable, shall be deemed approved if not approved or otherwise acted upon within fifteen (15) days following receipt of such plans and specifications. The Landlord and the Tenant shall obtain, at their own expense, all necessary building permits for their respective work.

      9. Tenant Alterations and Improvements. The Tenant may, from time to time, make or cause to be made any interior nonstructural alterations, additions or improvements to the Premises without the Landlord's consent. The construction of interior demising walls and interior doors shall be deemed nonstructural. The Tenant may make interior structural and exterior alterations, additions or improvements to the Premises only with the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Any request to make such interior structural or external alterations, additions or improvements shall be deemed approved if

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not approved or otherwise acted upon within fifteen (15) days following request for such approval. The Landlord agrees to execute and deliver upon the Tenant's request any instrument or instruments which may be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such alterations or improvements.

      10. Landlord's Additional Covenants.

      (a) Covenant Against Certain Use;. To the full extent permitted by law and as a condition and inducement to Tenant to enter into this Lease, Landlord agrees that Landlord will not lease, rent, occupy or permit to be occupied any premises in the Center (and any enlargement or expansion thereof) to be used for the operation of a bingo parlor, bar, tavern, cocktail lounge, restaurant, adult book or adult video store (defined for the purposes hereof as a store devoting ten percent (10%) or more of its floor space to offering books and/or video materials for sale or for rent which are directed to or restricted to adult customers due to sexually explicit subject matter or for any other reason making it inappropriate for general use), automotive maintenance or automotive repair facility, warehouse, car wash, pawn shop, check cashing service, establishment selling second hand goods, or flea market, entertainment or recreational facility (including bowling alley) or training or educational facility; for the renting, leasing or selling or displaying therefore of any boat, motor vehicle or trailer; or for industrial purposes. For the purpose hereof, the phrase "entertainment or recreational facility" shall include, without limitation, a movie or live theater or cinema, bowling alley, skating rink, gym, health spa or studio, dance hall, billiard or pool hall, massage parlor, health club, game parlor or bingo parlor or video arcade (which shall be defined as any store containing more than five (5) electronic games). The phrase "training or educational facility" shall include, without limitation, a beauty school, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees as opposed to customers. Notwithstanding the foregoing, Landlord may lease any premises in the Center for use as a restaurant provided that Landlord complies with the restrictions set forth hereunder in this Section 10. Notwithstanding anything to the contrary contained in this Lease, no part of the Center within four hundred feet (400') of Tenant's Building shall be used as a restaurant (except that one restaurant, sit down type, not to exceed 2,500 square feet shall be permitted, provided, however, any such restaurant use shall not offer liquor, beer or wine for sale).

      (b) Landlord further agrees that Tenant shall have the right to approve any changes in use or other alterations to any building within one hundred (100) feet of the Premises.

      (c) Landlord acknowledges that in the event of a breach or an attempted or prospective breach hereof by Landlord, Tenant's remedies at law would be inadequate. Therefore, in any such event, if such breach is not cured within sixty (60) days after written notice from Tenant to Landlord, Tenant shall be entitled, at its option and without limitation of any other remedy permitted by law or equity or by this Lease, to cancel this Lease on thirty (30) days written notice to Landlord and/or to full and adequate relief by temporary and permanent injunction; provided that the remedy of lease cancellation shall not be applicable if the violation of this Section 10 is due to the breach of another tenant's lease and Landlord is, in Tenant's good faith judgment, diligently pursuing appropriate legal proceedings to halt the violation.

      11. Tenant's Property. All equipment, inventory, trade fixtures and other property owned by the Tenant and located in the Premises shall remain the personal property of the Tenant and shall be exempt from the claims of the Landlord or any mortgagee or lienholder of the Landlord without regard to the means by which they are installed or attached. The Landlord expressly waives any statutory or common law landlord's lien and any and all rights granted under any present or future laws to levy or distrain for rent (whether in arrears or in advance) against the aforesaid property of the Tenant on the Premises and further agrees to execute any reasonable instruments evidencing such waiver, at any time or times hereafter upon the Tenant's request. The Tenant shall have the right, at any time or from time to time, to remove such trade fixtures or equipment. If such removal damages any part of the Premises, the Tenant shall repair such damages. Tenant is expressly authorized to finance, pledge, and encumber its own trade fixtures, equipment, and inventory for purposes of financing such trade fixtures, equipment and inventory.

      12. Signs.

      (a) Announcements. Landlord agrees, upon execution of this Lease, to erect, at Landlord's expense, a sign on the Premises. Such sign shall be a minimum of four feet (4') by eight feet (8') and visible to the public, as set forth on Exhibit "F" attached hereto and made a part hereof.

      (b) Pylon and Building Signs. Landlord shall, at its sole cost and expense, construct, erect and maintain at the location shown on the Site Plan, pylon signs upon which Tenant's advertising panel shall be installed, and thereafter throughout the Term of the Lease, Tenant shall have continuous representation on the pylon sign(s) and Building sign and any replacement pylon sign in the same position and size as shown on Exhibit "A". Landlord hereby approves the color of Tenant's advertising panel for the pylon signs, which shall be consistent with all Value City Department Store signs through out the chain. The dimensions and structure of the pylon sign, as well as the size of Tenant's advertising panel and its placement in relation to other panels on the pylon signs shall be approved by Tenant, in accordance with Tenant's sign requirements as identified on Exhibit "F". Tenant shall have the right to install its standard signs on the exterior of the Premises, as described on Exhibit "F" attached hereto. Landlord agrees to provide an adequate building facia for Tenant's signs.

      (c) Maintenance. Tenant agrees to maintain said advertising panel and exterior building signs in a good state of repair, save the Landlord harmless from maintenance or removal of such signs, provided that at the end of this Term, the Tenant agrees to remove the same and repair any damages caused thereby.

      (d) Interior Signage. Tenant shall also have the right to place signs or banners in the windows of the Premises, provided same are professionally done.

      (e) Removal. Landlord agrees that at or before the time for surrender of the Premises to Landlord, said Tenant may remove all the trade fixtures and signs and all other personal property owned by Tenant in accordance with Section 17 herein.

      13. Assignment and Subletting. Tenant shall have the right, without the consent of the Landlord, (i) to grant licenses and/or concessions with the Premises, and (ii) to assign this Lease or sublet all or any portion of the Premises to a parent, subsidiary or affiliate corporation of the Tenant or to a successor by merger, acquisition or consolidation of the Tenant, its parent or subsidiary or to a corporation acquiring all or substantially all of the assets of the Tenant, its parent or subsidiary; provided, however that Tenant shall remain fully liable hereunder. Notwithstanding the foregoing, Tenant shall be released from all further liability hereunder in the event such assignee (i) has a net worth of at least Ten Million Dollars ($10,000,000.00), and (ii) has sufficient business experience and a good business reputation.

      Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet the Premises to any party or entity other than set forth in the immediately preceding paragraph, so long as (i) such proposed use does not violate any exclusive in the Center, (ii) such use is consistent with the general character of the Center, and (iii) the proposed assignee or subtenant has sufficient business experience and a good business reputation. In all other cases, Tenant may assign or sublet upon obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall remain liable hereunder unless such assignee or subtenant has a net worth greater than that of Tenant at the time of such proposed assignment or subletting.

      14. Maintenance.

      (a) The Tenant shall maintain at its expense the interior of the Premises, including the doors and windows therein, in good condition and repair. The Tenant shall repair defective work performed as part of the Tenant's Work but shall have no obligation to repair any defective work performed by the Landlord as part of the Landlord's Work.

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

      (b) Tenant shall have the right to make alterations or additions to the Premises at its sole cost and expense provided, nevertheless, that any such alterations or additions shall be of good workmanship and material and shall not reduce the size and strength of the then existing improvements. Tenant shall not be required to remove any such additions or alterations or to restore the Premises to their original condition at the termination of tenancy hereunder. The Landlord hereby covenants and agrees to join with Tenant in applying for and securing from any governmental authority having jurisdiction thereof, any permits or licenses which may be necessary in connection with the making of any alterations, additions, changes or repairs and the Landlord agrees, upon request by the Tenant, to execute or join in the execution of any application for such licenses and permits.

      (c) The Landlord hereby assigns to the Tenant all manufacturers' and other warranties applicable to that portion of the Premises and the equipment and systems therein that the Tenant is obligated to maintain.

      15. Common Area Maintenance.

      (a) From and after the Commencement Date, Landlord, at its cost and expense, shall maintain the Common Areas and the Center clean and in good repair so that Tenant and its customers, guests, invitees, officers and employees can use and enjoy the same. The obligation of Landlord pursuant hereto shall include, but not be limited to, the management and maintenance of the Center and the pylon structure of Tenant's identification sign (if the same is affixed to a pylon sign used in common with Landlord or other tenants in the Center, but not Tenant's advertising panels), regular cleaning of the Common Areas, removal of trash and debris from the Common Areas, repairing the asphalt and concrete portions of the Common Areas (including potholes, curbs and sidewalks), repairing common utility lines and facilities, repairing storm drains, repairing parking lot lights, maintaining the landscaped portion of the Common Areas (including regular grass cutting), maintaining floodlights and other necessary means of illumination sufficient to illuminate the Common Areas during twilight and evening hours that Tenant's store is open for business and in operation, prompt removal of snow and ice on every occasion where safety of the Common Areas is impeded, employing traffic control personnel (such as off-duty police personnel), and periodically restriping the parking area. Landlord covenants that such maintenance and repair shall be planned and preventative maintenance undertaken in order to maintain the Common Areas in good usable condition so as to avoid breakdown of maintenance and avoidable costly repairs. Landlord shall not in any manner change the size, location, nature, design or use of the Common Areas as shown on the Site Plan without the prior written consent of Tenant, which shall not be unreasonably withheld unless the proposed change would involve additional buildings of any kind or reduce the number of parking spaces, or otherwise materially and adversely affect the access to or visibility of the Premises, in any of which cases Tenant's approval may be withheld in its sole discretion.

      (b) The Tenant shall reimburse the Landlord for its proportionate share of the Landlord's "Common Area Maintenance Costs" (as hereinafter defined).

      (c) As used herein, the term "Common Area Maintenance Costs" means all reasonable costs actually paid by the Landlord for maintaining and repairing the Common Areas. The following items shall be specifically excluded from Common Area Maintenance Costs: (i) depreciation on maintenance equipment; (ii) all Real Estate Taxes; (iii) financing costs, including, but not limited to, any and all of Landlord's payments for (1) loan principal or interest, together with expenses, thereto related in connection with such financing or any refinancing during the term of this Lease, (2) ground lease rent, or (3) similar payments;
(iv) salaries of Landlord's employees or agents contracted through outside services or employed by Landlord who are not exclusively engaged in the day-to-day maintenance of the Center; (v) profit or mark-up; (vi) maintenance, repairs, services or improvements on the buildings or other tenant premises, except that periodic painting of the exterior of the buildings shall be an allowable expense; (vii) costs of outside management services; (viii) Merchants Association costs; (ix) Center advertising, promotions and promotional materials; (x) remodeling of the Center, or any costs for renovation or improvement to the Common Areas required as a result of other tenants within the Center remodeling, adding an addition or renovating; (xi) enforcement costs - any and all of Landlord's costs to compel full performance under leases with all prior, existing, and prospective tenants at the Center, including, without limitation all legal fees, costs and expenses to collect rental arrearages and recover possession, or legal fees and expenses;
(xii) leasing costs - any and all of Landlord's costs of leasing space in the Center to all prior, existing and prospective tenants, including, without limitation, consulting and marketing fees, advertising expenses, brokerage commissions, legal fees, vacancy costs, rent or other rent concessions, and/or refurbishment or improvement expenses; (xiii) capital costs - any and all of the Landlord's capital costs, improvements, alterations, repairs and/or replacements (including redesign and retrofitting of existing capital improvements) to any part of the Center including, but not limited to, resurfacing and/or replacement of paving; (xiv) parking garage facilities - any and all of Landlord's expenses relating to any parking garage facility or facilities on or about the property or comprising a part of the Center; (xv) any improvement or construction charge which would normally be and/or should have been in the original construction of the Center and any repairs or replacements to the interior or exterior which are required because of defective or faulty installation, materials, design or other latent defects; (xvi) utility service and/or service lines (for any utility service) repair, replacement, addition or maintenance charge except for those utility service and lines within the Common Areas and are used by all tenants of the Center, (xvii) any utility charge for usage of the Center if such usage is charged to Tenant's Premises as a result of separate metering of the service or services. In addition, any utility usage of the Common Areas which is as a result of other tenants' extended operating hours shall be excluded, and the cost of any utility, maintenance, service or repair provided to any other premises in the Center; (xviii) any Common Areas Maintenance Costs incurred or required prior to the commencement of this Lease; (xix) maintenance, repair or replacement of Common Areas which is the result of Landlord's negligence in performing preventative and/or planned maintenance which increases the costs to maintain the Common Areas in good usable condition; (xx) off site repairs, replacements or improvements; (xxi) any costs or expenses incurred by the Landlord in bringing the Center, or any portion thereof, into compliance with any applicable federal, state or local statutes, codes, ordinances or rules;
(xxii) reserves for anticipated future expenses; (xxiii) any bad debt loss, rent loss or reserves for bad debts or rent loss; (xxiv) any cost related to the operation of Landlord as an entity rather than the operating of the Center including the cost and formation of the entity, internal accounting, legal matters, preparation of tax returns, etc.; (xxv) any operating expense incurred by Landlord with respect to other premises in the Center occupied or occupiable by other tenants of the Center; and (xxvi) any expense for insured or uninsured loss. Any allowable replacement of Common Areas which would constitute a "capital expenditure" shall be amortized over the useful life of said replacement and only the annual amortized portion of said cost shall be included in Tenant's proportionate share of Common Areas Costs. The Tenant's proportionate share of the Common Area Maintenance Costs, subject to Section 15(b) above (the "Tenant's Share") shall be the amount of such costs multiplied by a fraction, the numerator of which shall be the gross leasable area of the Premises as set forth in paragraph 1 hereof and the denominator of which shall be the gross leasable area of all buildings in the Center.

      (d) The Tenant shall pay the Tenant's Share to the Landlord in quarterly payments in arrears. Within thirty (30) days after the end of each calendar quarter, the Landlord shall give the Tenant a statement in reasonable detail, together with all applicable invoices and receipts, setting forth the Common Area Maintenance Costs for such quarter and the Tenant's Share. Subject to subparagraph 15(b) above, the Tenant shall pay such amount to the Landlord within thirty (30) days following receipt of such statement.

      16. Landlord's Maintenance and Repairs. Landlord agrees that it shall, at its sole cost and expense, at all times during the term of this Lease:

      (a) Keep, repair and maintain in good order and condition (including replacement, if necessary), the roof (including all components thereof) and the interior and exterior structural portions of the Premises, including, without limitation, the exterior walls (painted, cleaned and/or sandblasted, but excluding plate glass windows, doors, door closure devices, door frames, molding, locks and hardware); the window frames (but only to the extent repair thereto is necessitated due to settling of the building or other structural failure of the building); the foundation, structural parts of the floor; all structural members; gutters, downspouts; duct work; automated sprinkler supply line; and, electrical wiring from main circuit breaker panels (excluding the circuit breaker) to the weatherboard and extending to the public utility power sources. In addition, Landlord shall be responsible for "replacement" of major equipment, including air condition and heating equipment, upon said equipment being deemed unrepairable by a registered engineer selected by Tenant. Should Landlord elect to renovate or remodel the exterior of said Premises, Landlord may do so at Landlord's expense provided Tenant has approved the same.

      (b) Make any repair or replacements which become necessary as the consequence (whether with or without any intervening act, negligence, or default under this Lease of Landlord, its employees, agents, licensees, or contractors) of a condition Landlord is required to correct, as in the case of damage to the ceiling which results from a roof leak.

      (c) If Landlord fails to perform its maintenance obligations hereunder, Tenant, after thirty (30) days written notice to Landlord (or upon such notice as may be reasonable in the event of an emergency or in the event such repairs are necessary in order to avoid damage to the Tenant's merchandise or interference with the Tenant's business) may perform such unperformed maintenance at the cost of the Landlord. Tenant may offset the cost of performing the Landlord's maintenance obligations against the rent due hereunder.

      (d) In the event it shall become necessary to make any emergency repair which would otherwise be required to be made by Landlord, Tenant shall use its best efforts to contact Landlord, and in the event of its inability to do so, Tenant may proceed forthwith to have the repairs made and pay the cost thereof and promptly thereafter deliver a bill for such repairs to Landlord. In the event the bill for such repairs is not paid within thirty (30) days after Landlord's receipt of such bill, Tenant may deduct all of its costs and expenses in connection therewith from up to one-half of each monthly installment of the Fixed Rent thereafter becoming due until such sum shall be recovered in full.

      17. Surrender of Premises. At the expiration of the term, the Tenant shall surrender the Premises in good condition and repair, ordinary wear and tear and damage by fire and casualty excepted.

      18. Insurance.

      (a) The Tenant agrees that it will, at all times during the term of this Lease, keep in full force and effect a policy of general liability insurance with respect to the Premises and the business operated by the Tenant therein in which the limits shall not be less than One Million Dollars ($1,000,000.00) in respect of personal injury and not less than Five Hundred Thousand Dollars ($500,000.00) in respect of property damage.


      (b) The Landlord agrees that it will, at all times during the term of this Lease, keep in full force and effect a policy of fire and extended coverage ("all-risk" form) insurance, insuring all improvements in the Center and the Premises on full replacement cost basis, including:

      (i) With respect to the Center, extended coverage and vandalism and malicious endorsement, in an amount not less than the full replacement cost of the buildings and improvements thereon; and

      (ii) Sprinkler leakage insurance with respect to the Center (but not with respect to Tenant's fixtures, furniture, equipment, stock, or inventory), in an amount not less than one hundred percent (100%) of said replacement value.

      (c) Landlord shall maintain a policy or policies of general comprehensive public and property damage insurance for damages on account of injuries to property or person, including, death, sustained by any person or persons while within said Common Areas (including but not limited to parking lot and sidewalks) in the amount of Five Million Dollars ($5,000,000.00) combined single limit protection.

      Landlord is to notify Tenant of any changes in the liability policy or if there is a termination of that policy without replacement. At Tenant's request, but not more frequently than twice each calendar year, Landlord will furnish to Tenant evidence of such insurance.

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

      (d) The party obligated to maintain the insurance policies hereunder shall, within fifteen (15) days after request therefor, deliver to the other party a certificate of insurance naming the other party as an additional insured and evidencing that the insurance required hereunder is in full force and effect. All insurance required hereunder may be carried under blanket policies maintained by the party required to maintain such insurance.

      (e) The Landlord and the Tenant agree that with respect to any loss which is required to be covered by insurance hereunder, the one carrying or required to carry such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss. The Landlord and the Tenant further agree that their respective insurance policies shall provide for an appropriate waiver of subrogation reflecting this release.

      (f) The net proceeds of the insurance referred to in Section 18(b) shall be applied to the restoration of the Premises. Any surplus proceeds shall belong to the Landlord. Landlord agrees to convey any insurance proceeds received by Landlord to a title company or lender mutually agreed to by the parties hereto to hold in escrow for rebuilding if Landlord is required to rebuild.

      (g) Tenant shall be named as an additional insured in Landlord's public liability and property damage insurance policies. Any insurance required to be maintained by Landlord under this Section 18 may be maintained under a so-called blanket policy or policies; may contain reasonable deductible provisions customary for similar properties in the Center locale and consistent with sound insurance practices; and, the insurance required to be maintained shall include a clause waiving any right of subrogation against Tenant. Tenant shall pay to Landlord monthly, as additional rent, Tenant's pro rata share of the premiums for the insurance described above. Landlord shall charge Tenant for its pro rata share of the foregoing insurance separately from Common Areas expense charges, and Landlord shall not add an administrative charge as a part of such insurance expense.

      (h) Landlord represents that the insurance premiums payable by Landlord for the coverage enumerated herein shall be at rates which are commercially reasonably, and comparable to the rates paid by other owners of similarly-sized, first-class shopping centers for similar coverage in the metropolitan area. In the event Tenant is able to locate an insurance carrier (or carriers) of comparable quality and expertise as Landlord's carrier which will provide to Landlord identical coverage at rates which are less than the premium rates charged by Landlord's insurance carrier, Tenant's Proportionate Share of insurance premiums shall be calculated based upon the rates quoted by Tenant's proposed insurance carrier or carriers (whether or not Landlord elects to obtain the insurance coverage required hereunder from such source or sources) which Tenant shall make available to Landlord.

      19. Compliance with Governmental Regulations.

      (a) Except as provided in subparagraph (c) below, the Tenant shall, at its cost and expense, comply with the lawful requirements of all municipal, state, federal and other applicable governmental authorities arising as a result of the Tenant's particular use of the Premises; provided, however, that the Tenant shall have no obligation to make any additions, alterations or improvements to the Premises required by such governmental authorities if the cost of such additions, alterations or improvements if less than two years remain in the term hereof.

      (b) Except as provided in subparagraph (c) below, the Landlord shall, at its sole cost and expense, comply with all other lawful requirements of all municipal, state, federal or other applicable governmental authorities arising as a result of or in connection with the use and occupancy of the Premises and the Common Areas or the failure of the Landlord's Work to comply with such requirements.

      (c) As used in this subparagraph, the Americans with Disabilities Act ("ADA") shall mean the Americans with Disabilities Act of 1990, 42 U.S.C. e1201, et. seq., and all implementing regulations. The Landlord and the Tenant intend to comply with the ADA and the parties hereby agree to allocate responsibility for such compliance as follows:

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

      (i) Except as provided in subsection (ii) below, the Landlord shall have responsibility to comply with the requirements of the ADA in all Common Areas and in the Premises. Such compliance responsibility shall include, but shall not be limited to, the obligation to remove architectural and communication barriers in the Common Areas and the Premises where such removal is readily achievable.

      (ii) Except as provided in subsection (i) above, the Tenant shall have responsibility to comply with the requirements of the ADA in the Premises to the extent that such requirements require the Tenant to make interior nonstructural changes or improvements to the Premises. Such responsibility shall include, but shall not be limited to, the obligation to remove architectural and communication barriers in the Premises created by the Tenant's trade fixtures and leasehold improvements made by the Tenant where such removal is readily achievable.

      (iii) If building alterations are commenced by Landlord and involve the Common Areas, it shall be the Landlord's responsibility to comply with the standards of accessibility required under the ADA and its implementing regulations.

      (iv) Except as provided in subsection (v) below, if building alterations are commenced by Tenant and involve the Premises, it shall be the Tenant's responsibility to comply with the standards of accessibility required under the ADA and its implementing regulations.

      (v) In the event the Landlord and the Tenant shall agree as part of the terms and conditions of the Lease that the Landlord, at the Landlord's expense, shall construct improvements on the Premises or any part thereof, it shall be the Landlord's responsibility to comply with the standards of accessibility for such new construction.

      (vi) Each party shall be responsible for the ADA compliance of its own standards, criteria, administrative methods, eligibility criteria, policies, practices and procedures.

      (vii) The Tenant shall be responsible for the provisions of any "auxiliary aids and services," as such term is defined and used in the ADA, to its customers, clients and patrons, if and to the extent required in connection with the operation of its business or occupancy of the Premises.

      (viii) To the extent permitted by the ADA, if either the Landlord or the Tenant can demonstrate that barrier removal is not readily achievable in an area in which either party has responsibility for ADA compliance, the party responsible for compliance, as herein provided, shall make use of alternatives to barrier removal, if such alternatives are readily achievable.

      20. Damage or Destruction.

      (a) If the Premises shall be damaged by fire or other casualty, the Landlord shall collect the proceeds of such insurance and immediately and with all due diligence commence to repair such damage at its expense. From the date the damage occurs to the date the repairs are complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the Premises which, in the Tenant's reasonable judgment, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgment, any damage or destruction to the Premises from any cause whatsoever cannot be repaired within one hundred eighty (180) days following the date such damage occurs, the Tenant may terminate this Lease by written notice to the Landlord given within ninety (90) days following the occurrence of such damage. In addition, if any damage or destruction to the Premises from any cause whatsoever cannot be repaired, in the Landlord's reasonable judgment, within one hundred eighty (180) days following the date such damage occurs and the Landlord elects not to repair such damage, the Landlord shall have the right to terminate this Lease by written notice to the Tenant given within ninety (90) days after the date such damage occurred provided that no more than three (3) calendar years remain in the term hereof. Notwithstanding the foregoing, if at the time the Landlord gives such termination notice any of the renewal options provided for in the Lease have not yet been exercised and the Tenant exercises a renewal option within thirty (30) days after receipt of the Landlord's termination notice, then this Lease shall not be terminated and the Landlord shall promptly commence restoration of the Premises.

      (b) In the event of a termination of the Lease pursuant to this paragraph, all insurance proceeds payable by reason of damage under policies required to be carried hereunder (excluding any insurance proceeds attributable to damage to the Tenant's inventory, trade fixtures, business or leasehold improvements paid for by the Tenant) shall be paid to the Landlord.

      21. Condemnation. If all or any part of the Premises or the Center shall be taken under the power of eminent domain, (i) this Lease shall terminate as to the part so taken on the date on which the Tenant is required to yield possession thereof, (ii) the Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to a condition satisfactory for the Tenant's use, and (ii) the rent due hereunder shall be reduced by the same percentage as the percentage of the Premises or the Center so taken. If the portion so taken of the Premises, the Center or the Common Areas or access thereto substantially impairs the Tenant's use of the Premises or the economic viability of the business then being operated by the Tenant in the Premises, the Tenant shall have the option to terminate this Lease at any time following the date on which the Landlord or the Tenant is required to yield possession of the area so taken.

      22. Indemnification. Subject to the insurance requirements of Section 18, the Landlord hereby indemnifies the Tenant, and the Tenant hereby indemnifies the Landlord for any cost, damage or expense incurred or suffered by the other as a result of the negligence or other act or omission of the indemnifying party.

      23. Quiet Enjoyment. Landlord warrants that Tenant shall have the continuous and uninterrupted quiet enjoyment and exclusive possession of the Premises and the non-exclusive right to use the Common Areas during the term of this Lease. In the event that, at any time during the term hereof, Tenant's quiet enjoyment and possession is deprived for more than sixty (60) days as a result of a defect in the title of Landlord to the Center and/or the Premises, and Landlord fails or refuses to cure such defect within such sixty (60) day period, Tenant shall have the right, at its option, to terminate this Lease without prejudice to any other right or remedy it may have at law or equity or under this Lease.

      24. Landlord's Covenants. The Landlord represents (i) that it has the right to enter into this Lease, (ii) that it has good and marketable title to the Premises, (iii) that the Premises, including without limitation, the roof and HVAC system, are in good condition and repair, (iv) that the Premises is properly zoned for use by the Tenant as a off-price department store retail location, (v) that the Landlord has obtained all necessary approvals and permits from appropriate governmental authorities for the development of the Center in accordance with the Site Plan and for the construction and occupancy of the Premises by Tenant as a off-price department store retail location, and (vi) that the Landlord has entered into no leases, agreements or restrictive covenants that would prohibit or interfere with the use of the Premises by the Tenant as a off price department store retail location.

      25. Hazardous Substances.

      (a) "Hazardous Substances", as used herein, shall mean all "hazardous substances" (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. paragraph 9601 et seq. and the regulations promulgated pursuant thereto, as amended [the "Act"]); any other toxic or hazardous waste, material or substance as defined under any other federal state or local law, rule, regulation or ordinance; petroleum products and any other pollutant or environmental contaminant. "Remediate" or "remediation" as used herein shall mean "remediate" or "remediation" as defined in the Act.

      (b) During the term of the Lease, the Tenant shall not: (i) release, spill, leak, store, generate or accumulate any Hazardous Substances in, on or under the Premises (except that the Tenant may store ordinary and necessary quantities of cleaning, office and pest control supplies stored in a safe and lawful manner and immaterial quantities of petroleum products may be discharged from the operation of motor vehicles on the Premises); (ii) install any underground storage tanks in, on or under the Premises; (iii) accumulate tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish in containers for normal scheduled disposal in compliance with all applicable laws); or (iv) drain, fill or modify wetlands on the Premises (except in compliance with all applicable laws).

      (c) The Tenant shall notify the Landlord immediately upon the Tenant's learning during the term of this Lease that: (i) any duty in subparagraph (b) has been violated; (ii) there has been a release, discharge or disposal of any Hazardous Substance on any property contiguous to the Premises such that contamination of the Premises is possible; (iii) the Premises are the subject of any third party claim or action, because of any environmental condition on or originated from the Premises. The Tenant shall promptly provide the Landlord with copies of all correspondence to or from third parties, including, but not limited to, governmental agencies, regarding environmental conditions on or originating from the Premises.

      (d) The Tenant shall indemnify and agrees to hold the Landlord harmless from and against all costs, liability and damages suffered by the Landlord as a result of a breach of the Tenant's duties hereunder.

      (e) The Landlord hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any Hazardous Substances on, in or under the Center and has received no notice and has no knowledge of the presence in, on or under the Center of any such Hazardous Substances; (ii) there have never been any underground storage tanks at the Center, whether owned by the Landlord or its predecessors in interest; (iii) there are not and have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Center; (iv) it has not spilled, discharged or leaked petroleum products other than de minimis quantities in connection with the operation of motor vehicles on the Center; (v) there has been no draining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Center; and (vi) there is no asbestos or asbestos-containing material in the Premises. The representations and warranties set forth in this subparagraph (e) shall apply to any contiguous or adjacent property owned by the Landlord, whether or not the Landlord is in possession.

      (f) If any such Hazardous Substances are discovered at the Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the Premises, and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such Hazardous Substances or asbestos from the Center and/or encapsulate or remediate such Hazardous Substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Center at its expense. From the date such Hazardous Substances are discovered at the Center to the date such removal, encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the Premises which, in the Tenant's reasonable judgment, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgment, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days following the date such Hazardous Substances or asbestos are discovered, the Tenant may terminate this Lease by written notice to the Landlord, which notice shall be effective on Landlord's receipt thereof.

      (g) If any of the representations or warranties set forth in subparagraph
(e) are incorrect, misleading or breached, if any Hazardous Substances are discovered at the Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the Premises, all costs incurred by the Tenant as the result of such breach or discovery of such Hazardous Substances or asbestos shall be borne by the Landlord, and the Landlord hereby indemnifies and agrees to hold the Tenant and the Tenant's officers, directors, stockholders, employees and agents harmless from and against all such costs, liability and damages including, without limitation, all third-party claims (including sums paid in settlement thereof, with or without legal proceedings) for personal injury or property damage, and all judgments, compensatory and punitive damages, penalties, fines, costs, losses, attorneys' fees

(through all levels of proceedings), costs of remediation and removal, consultants' and experts' fees, and all costs incurred in enforcing this indemnity.

      (h) Beginning on the date of this Lease, the Tenant shall have the right to conduct an environmental study of the Premises and the Center, and the Landlord agrees to cooperate with and to provide access to the Center and the Premises to the Tenant and its agents. If the Tenant discovers any Hazardous Substances at the Center or any asbestos or asbestos containing materials in the Premises as a result of such environmental study, the Tenant shall have the right to terminate in accordance with paragraph 25 hereof.

      (i) The obligations of the Landlord and the Tenant hereunder shall survive the expiration or earlier termination of this Lease and any extensions hereof.

      26. Default by Tenant - Remedies of Landlord.

      (a) Each of the following shall be deemed a default by Tenant and a breach of this Lease: (i) filing of a petition by Tenant for adjudication as a bankrupt or an adjudication as a bankrupt or for reorganization or for an arrangement under any federal or state statute, except a Chapter 11 Bankruptcy where rent is being paid and the terms of the Lease are being complied with; (ii) involuntary dissolution or liquidation of Tenant; (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all the property of Tenant, if such appointment shall not be vacated within one hundred and twenty (120) days;
(iv) taking possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within one hundred and twenty (120) days; (v) making by the Tenant of an assignment for the benefit of creditors.

      If any event mentioned in this subdivision (a) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Lease by thirty (30) days notice to the tenant in possession and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the term of the Lease.

      (b) (i) Default in the payment of the base rent reserved for a period of twenty (20) days after notice. In the event Tenant deducts from base rent or other charges hereunder such sums expended by Tenant to remedy defects or make repairs upon Landlord's failure to perform its obligations hereunder, such action by Tenant shall not be construed as a default in the payment of fixed rent or other charges hereunder.

      (ii) A default in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (b) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

      (c) In cases of any such default under Section 26(b) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than twenty (20) days after the date of serving of such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted; however, a default under Section 26(b) hereof shall be deemed waived if such default is cured before the date specified for termination in the notice of termination served on Tenant.

      If a default occurs subsequent to Tenant's assignment or subletting of the Premises, Landlord may proceed to terminate this Lease in the manner described above, provided: (i) a copy of the specified notices shall be served upon the original Tenant herein as well as the parry entitled to possession, and (ii) Tenant shall be entitled to timely rectify any defaults occurring after such assignment or subletting.

      If Tenant assigns this Lease or sublets the Premises, Landlord, when giving notice to said assignee or subtenant or any future assignee or subtenant in respect of any default, shall also serve a copy of such notice upon the original Tenant (herein called the "Original Tenant"), and no notice of default shall be effective until a copy thereof is so given to the Original Tenant. The Original Tenant shall have the same period after receipt of such notice to cure such default as is given to Tenant therefor under this Lease. If this Lease terminates or this Lease and the term hereof ceases and expires because of a default of such assignee or subtenant after an assignment of this Lease or sublease shall have been made, Landlord shall promptly give to the Original Tenant notice thereof; and the Original Tenant shall have the option, exercisable by the giving of notice by the Original Tenant to Landlord within ten (10) days after receipt by the Original Tenant of Landlord's notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any renewal periods) upon all of the same terms and conditions as then remain under this Lease, and such new lease shall commence on the date of termination of this Lease, except that if the Original Tenant is occupying less than ten percent (10%) of the Premises, Landlord may deliver to the Original Tenant, together with Landlord's notice, a release as to all future liability under this Lease.

      (d) In case this Lease shall be terminated as hereinbefore provided, or by legal proceedings, Landlord or its agents may, immediately or any time thereafter, re-renter and resume possession of the Premises or such part thereof, and remove all persons and property therefrom, by a suitable action or proceeding at law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

      (e) In case this Lease shall be terminated as hereinbefore provided, Landlord shall, in its own name but as agent for Tenant, if the Lease be not terminated, or if the Lease be terminated in its own behalf, use its best efforts to mitigate its damages and relet the whole or any portion of the Premises for any sum which may be reasonable, giving due consideration to the rents reserved herein and in connection with any such lease, Landlord may make such changes in the character of the improvements on the Premises as may be appropriate or helpful in effecting such lease. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent reserved in this Lease.

      (f) In case this Lease be terminated as provided in Section 26(c), subject to rebuttal by Tenant, Landlord shall be entitled to recover from the Tenant, the following: (i) a sum equal to all reasonable expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Premises, and all reasonable costs and charges for the care of said Premises while vacant, which damages, less the avails of reletting, shall be due and payable by Tenant to Landlord; and (ii) a sum equal to the amount of all rent and other charges reserved under this Lease which shall be due and payable by Tenant to Landlord on the several days on which the rent and other charges reserved in this Lease would have become due and payable, less the greater of
(1) the fair rental value of the Premises, or (2) the net rent, if any, collected by Landlord on reletting the Premises; that is, upon each of such days Tenant shall pay to Landlord the amount of deficiency then existing after receipt of credit for the fair rental value or net rent collected by Landlord. Any excess amounts of rent collected by Landlord shall be credited against future rent. Such net rent collected on reletting shall be computed by deducting from the gross rents collected all necessary expenses incurred in connection with reletting of the Premises or any part thereof, including reasonable brokers' commissions.

      (g) Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Section 26 without waiting until the end of the then current term.

      27. Landlord's Default. In the event that the Landlord defaults in the performance of any of its obligations hereunder and such default continues uncured (by the Landlord or any mortgagee of the Center) for thirty (30) days after written notice from the Tenant to the Landlord (and to any mortgagee of the Center for whom the Tenant has been provided a name and address) and such default is reasonably capable of being cured within thirty (30) days, then, in addition to all other rights and remedies provided by law, the Tenant shall have the right to cure such default and offset the cost of such cure against the rents and other amounts due hereunder, provided, however, that if such default is not reasonably capable of being cured within thirty (30) days, the period for curing such default shall be extended for so long as the Landlord (or its mortgagee) is proceeding with reasonable diligence to cure such default. Provided further that in the case of an emergency, the Tenant shall be required to give only such notice as is reasonable under the circumstances.

      28. Conditions to Lease.

      (a) The obligations of the Landlord and the Tenant hereunder are contingent upon the fulfillment of the following conditions:

      (i) Approvals. With the exception of approvals of applicable governmental authorities, the Tenant shall have obtained the approvals of all third parties as are necessary with respect to this Lease, including, but not limited to, temporary on permanent certificates of occupancy, or both, as the case may be, permitting the use of the Premises for the permitted use herein.

      (ii) Environmental Matters. The Tenant shall have obtained any environmental study required by Tenant showing to the Tenant's satisfaction that the Premises and the Center are free from contamination by any Hazardous Substances or other environmental contaminants.

      (iii) Status of Title. The Tenant shall have obtained any title evidence required by Tenant showing that the Landlord is vested with fee simple title to the Center and can lease to the Tenant the Premises and grant to the Tenant the rights in and to the Center set forth in this Lease, subject only to Real Estate Taxes for the current year which are not yet due and payable and easements and restrictions of record to the extent they do not, in the reasonable opinion of the Tenant, materially adversely affect marketability of title or the Tenant's contemplated use of the Premises and the Center.

      (iv) Nondisturbance Agreement. The Landlord shall have delivered to the Tenant the nondisturbance agreement(s) as provided in paragraph 29 below.

      (v) Zoning. That the Premises are zoned for business and for the use of Tenant's business, and Tenant approving all local authority requirements, whether such requirements were approved, pre-lease execution or after lease execution.

      (vi) That Tenant will be permitted by the necessary authorities to install the necessary signs of the size and color as shown and identified on Exhibit "F", which signs will be the minimum size and quantity acceptable to Tenant. Landlord agrees to cooperate with Tenant in securing the necessary sign permits and approvals by the necessary authorities.

      (vii) That Tenant be provided by Landlord all necessary utilities to the Premises including storm and sanitary sewer, domestic and fire sprinkler water service, natural gas and electrical service satisfactory to Tenant. The fire sprinkler system shall have adequate flow and pressure to meet N.F.P.A. requirements.

      (viii) That the Premises shall be free from asbestos, PCB's and other restricted contaminants.

      (b) The Landlord agrees that if all of the conditions contained in this paragraph 28 are not satisfied within one hundred and twenty (120) days after the date of this Lease, then the Tenant may, at its option, declare this Lease to be null and void by notice in writing to the Landlord, in which event all obligations of both the Landlord and the Tenant hereunder shall cease upon receipt of such notice by the Landlord and neither party shall thereafter have any further liability to the other. No failure to terminate this Lease by reason of failure of any of these conditions shall be deemed to constitute a waiver of the Landlord's representations, covenants and warranties set forth elsewhere in this Lease.

      29. Nondisturbance. If this Lease or the Tenant's rights hereunder are subordinate to the lien of any deed of trust, mortgage, or any other security instrument or lien encumbering the Premises or the Center, or if the Landlord leases pursuant to a ground lease or other lease any portion of the Center, the Landlord shall obtain for the benefit of the Tenant (and without cost to the Tenant) a nondisturbance agreement in form satisfactory to the Tenant. Such nondisturbance agreement shall provide that if a foreclosure or other proceeding is brought to enforce the lien of such deed of trust, mortgage, lien or security instrument or a termination of any such ground or underlying lease, then the ground lessor or holder of the note secured by any such deed of trust or mortgage or the purchaser at such a foreclosure sale shall recognize this Lease and all the Tenant's rights hereunder shall continue in full force and effect.

      30. Landlord's Construction Work.

      (a) Construction. Landlord agrees that it is anticipated that it will complete construction of the Premises and improvements prior to the Commencement Date of the Lease in accordance with Exhibit "D" (Landlord's Construction Work), and including Landlord's Working Drawings approved by Tenant, which construction drawings are to be provided by Landlord no later than April 1, 1994.

      (b) Parking Requirements. Landlord agrees that throughout the term of this Lease and any renewal terms hereunder, parking facilities shall be provided by Landlord so that the minimum number of parking spaces (for standard-size American cars) in the Center shall be at least five and one-half (5.5) per one thousand (1,000) square feet of gross leasable area.

      (c) Commencement of Construction. Construction contemplated by the Working Drawings shall be commenced by Landlord as soon as reasonably possible, but not later than December 31, 1994. Landlord agrees to apply for any required regulatory approvals as soon as reasonably possible and prosecute the application with all due diligence. Landlord shall use its reasonable best efforts to cause the contractor to complete such construction expeditiously. Landlord shall furnish Tenant, within thirty (30) days after commencement of construction, a schedule showing when different portions of construction are scheduled to be started and completed according to the various subdivisions of the Working Drawings.

      (d) Completion of Construction of Premises. Upon completion of construction, Landlord shall satisfy the following conditions:

      (i) Landlord shall furnish Tenant with a temporary certificate of occupancy and other necessary approvals which must be issued by the appropriate governmental authorities for the occupancy and use of the Premises as contemplated. Landlord agrees to provide a permanent certificate of occupancy as soon as available in the ordinary course of the issuing authority's practice;

      (ii) The architect engaged by Landlord shall execute his certificate of completion of the Premises in a good and workmanlike manner substantially in accordance with Landlord's Construction Work (Exhibit "D"), and the Working Drawings and readiness for occupancy and deliver it to Tenant;

      (iii) Landlord agrees that Tenant shall have the right, at Tenant's option, to inspect the Premises during and upon completion (and prior to Tenant taking possession) to determine compliance by Landlord of Tenant Criteria Drawings, Landlord's Construction Work (Exhibit "D"), and the Working Drawings. Landlord agrees to correct or change those items which are deemed by Tenant as not in compliance prior to Tenant taking possession;

      (iv) Landlord shall complete repair or replacement of all items presented by Tenant to Landlord in the form of a "punch list" within thirty (30) days after Tenant shall present such list to Landlord. Tenant shall present such "punch list" to Landlord within a reasonable period, not to exceed ninety (90) days, after Landlord's completion of the Premises. Tenant shall be permitted to cure such punch list at Landlord's expense and deduct the cost of the same from its next rental installment due hereunder in the event Landlord fails to complete such "punch list" within such thirty (30) day period.

      (e) Remainder of Improvements.

      (i) Except as presently exists or as otherwise provided herein or as shown on Exhibit "A", no improvement or structure in the Center (including all outlot pads) shall be of a height greater than twenty feet (20') above ground level nor contain more than one (1) story or a basement or mezzanine. The foregoing notwithstanding, Landlord shall have the right to construct one or more one (1) story buildings in the area designated on Exhibit "A" as "Landlord's Future Building Area" provided that there is sufficient parking to comply with local zoning ordinances and Section 30(b) without Landlord's applying for a variance therefrom. Landlord agrees that if Landlord builds on any part of "Landlord's Future Building Area", as designated on the Site Plan - Exhibit "A", Landlord will not apply for a variance from the local zoning ordinances for the purpose of reducing the amount of space which must be provided for parking.

      (ii) In performing any construction work, repairs or maintenance in the Center after Tenant has taken physical possession of the Premises, Landlord shall use its reasonable efforts to prevent any interference with the operation of the Center and the business of Tenant or any subtenant or licensee of Tenant.

      (f) Responsibility of Landlord for Construction. If Landlord fails substantially to complete Landlord's Construction Work in accordance with Exhibit "D" and the Working Drawings and tender the Premises to Tenant by December 31, 1994 (subject to delays due to force majeure, hereinafter called "Excused Delay"), then Tenant shall be granted and receive one (1) day's free rent for reach day of delay beyond December 31, 1994, as such date may be extended by Excused Delay. In the event Landlord fails substantially to complete Landlord's Work by December 31, 1994, Tenant, at its option exercised by delivering written notice to Landlord within ten (10) days thereafter, shall have the right to terminate this Lease, whereupon neither Tenant nor Landlord shall have any duties or obligations to each other hereunder. Notwithstanding anything to the contrary contained herein and notwithstanding force majeure, but subject to delays caused by Tenant, Landlord shall complete construction by January 30, 1995, or Tenant may terminate this Lease upon written notice to Landlord. Tenant may extend its right to terminate for such additional thirty
(30) day periods as Tenant, in its sole discretion, deems appropriate.

      (g) Guarantees. In addition to any guarantees provided to Tenant in Exhibit "D", Landlord shall unconditionally guarantee all of Landlord's Work against defective workmanship and materials for one (1) year from the Commencement Date. Further, Landlord shall assign and pass through to Tenant all manufacturer's warranties on all equipment provided to Tenant as part of Landlord's construction obligations.

      31. Holding Over. Any holding over after the expiration of the term shall be construed to create a tenancy from month-to-month at the rent herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions specified in this Lease as far as applicable.

      32. For Rent Signs. The Landlord shall have the right during the last sixty (60) days of the term, to place one for rent or for sale sign, not exceeding two feet by two feet in size, on one window of the Premises. The Tenant shall also allow the Landlord, or its agents, during such sixty (60) day period to show the Premises to prospective tenants or purchasers during reasonable business hours by prior appointment provided that there is no interference with the conduct of the Tenant's business.

      33. Successors. The covenants, conditions and terms contained in this Lease shall bind and inure to the benefit of the Landlord, the Tenant and their respective successors and assignees.

      34. Waiver. The waiver by the Landlord or the Tenant of any breach of any provision of this Lease or the failure by the Landlord or the Tenant to insist upon the strict observance of any provisions shall not be deemed to be a waiver of such provision or any subsequent breach thereof.

      35. Notices. Any notice, demand, request or other instrument which may be, or is required to be given under this Lease, shall be in writing and delivered in person or by courier service or by United States certified mail, postage prepaid, and shall be addressed:

      (a) if to the Landlord, at 1798 Frebis Avenue, Columbus, Ohio 43206, or at such other address as Landlord may designate by written notice; or

      (b) if to the Tenant, at 3241 Westerville Road, Columbus, Ohio 43224, or at such other address as Tenant may designate by written notice.

      All notices shall be effective upon receipt or refusal of receipt.

      36. Broker.

          No broker has been involved in this transaction and if any claims for brokerage commissions or fees are ever made in connection with this transaction, each party shall indemnify and hold harmless the other from and against any and all such claims or demands with respect to any brokerage fees or agent's commissions or other compensation asserted by any person, firm or corporation in connection with this Lease.

      37. Memorandum of Lease. Landlord and Tenant agree not to record this Lease, and instead agree to execute and acknowledge a Memorandum of Lease for recording ("Memorandum"), attached to this Lease as Exhibit "H". Landlord and Tenant agree that the Memorandum will be suitable for recording with the County Recorder of the county in which the Center is situated and agree that such Memorandum shall be recorded. Landlord shall be obligated at its expense to record the memorandum and forward recorded copies to Tenant.

      38. Estoppel Certificates. Each party shall, upon request from the other at any time and from time to time, execute, acknowledge and deliver to the other a written statement within twenty (20) days of the request therefor certifying as follows: (i) that this Lease is unmodified and in full force and effect (or, if there has been a modification, stating the nature thereof and that the Lease is in full force and effect as modified); (ii) that to the best of such party's knowledge, there are no uncured defaults on the part of the other party (or if any such defaults exist, the specific nature and extent thereof); (iii) the date to which any rent and other charges under the Lease have been paid in advance, if any; and (iv) such other matters as such party may reasonably request. Tenant acknowledges that any such statement requested by Landlord and delivered by Tenant shall be relief upon by a prospective purchaser, mortgagee or encumbrancer of the Premises or the Center or any prospective assignee of any such mortgage or encumbrance thereof.

      39. Landlord's Consent. In any case where Landlord's approval or consent is required under the terms of this Lease, such consent or approval shall be in writing and shall not be unreasonably or arbitrarily withheld by the Landlord, nor shall the Landlord require the payment of any money before giving such consent other than a reasonable charge for the processing of the application for and preparation of the consent.

      40. Marketable Title. Landlord hereby covenants and warrants (i) that Landlord owns indefeasible title to the Center; (ii) there are no legal impediments to the use by Tenant of the Premises as a off-price department store in accordance with the terms of this Lease; (iii) the Center is free and clear of any and all liens and encumbrances, easements and restrictions, except ad valorem taxes not due and payable and those matters set forth in Exhibit "C" hereto, none of which shall encroach upon the Premises or hinder or interfere with Tenant's use and enjoyment thereof in accordance with this Lease; (iv) that Landlord has full right and is duly authorized to enter into the terms of this Lease, and that the execution of this Lease in no way violates or breaches any of the material terms and conditions of any of the documents forming the title to the Center, or violates or breaches any of the terms and conditions of any mortgages or other documents encumbering the Center; and (v) that the Tenant at all times shall have unobstructed and adequate means of ingress and egress between each of the entrances to the Premises and a public street or public highway, as shown on Exhibit "A". Before tendering the Premises for fixturing, the Landlord shall deliver to the Tenant a title insurance binder or opinion of counsel evidencing the state of Landlord's title as of a dale not earlier than the date hereof and an opinion of counsel regarding the state of such title shall be delivered to the Tenant sixty (60) days prior to acceptance of possession by the Tenant. The aforementioned title insurance binder shall contain as an exhibit any deed restrictions on the Premises or Center. Tenant and Landlord covenant that the signatures to this Lease have full right and power to enter into this Lease for the full Term and upon all conditions contained herein. This Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant.

      41. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

      IN WITNESS WHEREOF, the parties have executed this Agreement of Lease effective the date first set forth above.

Signed and acknowledged
in the presence of:

                                              LANDLORD:
                                              Jubilee Limited Partnership
                                              a(n)Ohio Limited Partnership

/s/ Edward K. Arndt                    BY: /s/ Jay Schottenstein
-------------------------                  -------------------------------------
/s/ Barbara Pugh                       ITS: Managing Partner
-------------------------
                                              TENANT:
                                              Value City Department Stores, Inc.
                                              a(n) Ohio Corporation

/s/ [ILLEGIBLE]                        BY: /s/ Robert M. Wysinski
-------------------------                  -------------------------------------
/s/ Edward K. Arndt                    ITS: V.P./CFO
-------------------------

STATE OF OHIO        :
                     :    SS.
COUNTY OF FRANKLIN   :

      The foregoing instrument was acknowledged before me this 1st day of March, 1994, by Jay Schottenstein, Managing Partner, of Jubilee Limited Partnership, Ohio Limited Partnership, for and on behalf of said Landlord.

                                                           /s/ Barbara Pugh
                                                           ---------------------
                                                           Notary Public

                                                           [NOTARIAL SEAL]


                                                         BARBARA PUGH
                                                  Notary Public State of Ohio
                                              My Commission Expires June 1, 1997

STATE OF OHIO         :
                      :    SS.
COUNTY OF FRANKLIN    :

      The foregoing instrument was acknowledged before me this 1st day of March, 1994, by Robert M. Wysinski, Vice President, of Value City Dept Stores Inc., a Ohio Corporation, for and on behalf of said Tenant.

                                                        /s/[ILLEGIBLE]
                                                        ------------------------
                                                        Notary Public

[NOTARIAL SEAL]                                         [ILLEGIBLE]

                                  EXHIBIT "A"

                                   SITE PLAN

                                   EXHIBIT "B"

                               LEGAL DESCRIPTION

                            FIRST LEASE MODIFICATION

      THIS FIRST LEASE MODIFICATION made as of 1st day of November, 1994, between Jubilee Limited Partnership, a(n) Ohio limited partnership (the "Landlord"), and Value City Department Stores, Inc., a(n) Ohio Corporation (the "Tenant") wherein the lease dated March 1, 1994 between Landlord and Tenant its fully incorporated herein except as follows:

                           Leasable Area of Premises: 102,789 sq.ft.

                           Tenant's Proportionate Share of Common Area
                           Expense: 10.79% Percent

                           Tenant's Proportionate Share of Real Estate
                           Taxes: 10.79 Percent

                           Annual Fixed Rent: Years  1-5  $436,853.25
                                              Years  6-10 $462,550.50
                                              Years 11-15 $488,247.75

                           Monthly Installment of
                            fixed Rent: Years   1-5 $36,404,44
                                        Years  6-10 $38,545.88
                                        Years 11-15 $40,687.31

                           Renewal Lease Term: Two (2),
                            Five (5) year renewal terms

                           Annual Fixed Rent During Renewal
                            Term: Years 16-20 $513,945.00
                                  Years 21-25 $539,642.25

                           Monthly Installment of Fixed Rent During Renewal
                           Term: Years 16-20 $42,828.75
                                 Years 21-25 $44,970.19

      All other provisions of the Lease shall remain in full force and effect.

                                              LANDLORD:
                                              Jubilee Limited Partnership
                                              a(n)Ohio Limited Partnership

/s/ Edward K. Arndt                      BY: /s/ Jay Schottenstein
---------------------------                  ----------------------------------
/s/ Barbara Pugh                         ITS: Managing Partner
---------------------------

                                              TENANT:
                                              Value City Department Stores, Inc.
                                              a(n) Ohio Corporation

/s/[ILLEGIBLE]                           BY: /s/ Robert M. Wysinski
---------------------------                  ----------------------------------
/s/ Edward K. Arndt                      ITS: V.P./CFO
---------------------------

STATE OF OHIO        :
                     :    SS.
COUNTY OF FRANKLIN   :

      The foregoing instrument was acknowledged before me this 21 day of November, 1994, by Jay Schottenstein, Managing Partner, of Jubilee Limited Partnership, Ohio Limited Partnership, for and on behalf of said Landlord.

                                                           /s/ Barbara Pugh
                                                           ---------------------
                                                           Notary Public

                                                           [NOTARIAL SEAL]


                                                         BARBARA PUGH
                                                  Notary Public State of Ohio
                                              My Commission Expires June 1, 1997

STATE OF OHIO         :
                      :    SS.
COUNTY OF FRANKLIN    :

      The foregoing instrument was acknowledged before me this 16 day of November, 1994, by Robert M. Wysinski, Vice President, of Value City Dept Stores Inc., a Ohio Corp., for and on behalf of said Tenant.

                                                        /s/[ILLEGIBLE]
                                                        ------------------------
                                                        Notary Public

[NOTARIAL SEAL]                                         [ILLEGIBLE]